                                                                Exhibit 10.5

                           Restricted Stock Agreement
                             under the Natrol, Inc.
                        1996 Stock Option and Grant Plan

Name of Grantee:   Dennis Jolicoeur

Class of Shares:  Common Stock

No. of Shares:  30,000                          Grant Date:  November 14, 1996

Per Share Purchase Price:     $18.76

      Pursuant to the Natrol, Inc. 1996 Stock Option and Grant Plan (the "Plan"), Natrol Inc., a California corporation (together with its successors and assigns, the "Company"), hereby grants, sells and issues to the person named above (the "Grantee"), who is an officer or full-time employee of the Company or any of the Subsidiaries (as defined below) of the Company, the number of shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company indicated above (subject to the provisions below, the "Shares"), for the per share purchase price specified above, subject to the terms and conditions set forth herein and in the Plan. The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company's agreement to issue and sell the Shares to him. The Company hereby acknowledges receipt of $562,800 in full payment for the Shares. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, mergers, reorganizations, recapitalizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued at the date hereof. Upon the reincorporation of the Company under the laws of the State of Delaware, the resulting Delaware company shall assume all of the rights and obligations of the Company with respect to 3,000 shares of common stock of the resulting Delaware company.

      Section 1. Definitions. For the purposes of this Agreement, the following terms shall have the following respective meanings:

            "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Bankruptcy" means (i) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Grantee or any Permitted Transferee, or (ii) the Grantee or any Permitted Transferee being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to his assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, and (iii) the Grantee or any Permitted Transferee being subject to a transfer of Restricted Shares by operation of law, except by reason of death.

            "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share, together with any shares into which Common Stock may be converted or exchanged.

            "Initial Public Offering" shall mean the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act, other than on Forms S-4, S-8, S-14 or S-15 or their then equivalents, covering the offer and sale by the Company of its equity securities; or such other event as a result of or following which its Common Stock shall be publicly traded.

            "Permitted Transferees" shall mean any of the following to whom the Grantee may transfer Shares hereunder: the Grantee's spouse, parents, children (natural or adopted), stepchildren or grandchildren or a trust for their sole benefit of which the Grantor is the settlor; provided, however, that any such trust does not require or permit distribution of any Shares during the term of this Agreement unless subject to its terms.

            "Restricted Shares" shall initially mean all of the Shares being purchased by the Grantee on the date hereof, provided that on the last day of each calendar period listed below prior to any Termination Event, the respective numbers of Shares indicated below shall become Vested Shares.


                                                      Incremental/Aggregate
                  Vesting Date                        Number of Vested Shares*
                  ------------                        ------------------------
                  July 1, 1997                        6,000/6,000
                  October 1, 1997                     1,500/7,500
                  January 1, 1998                     1,500/9,000
                  April 1, 1998                       1,500/10,500
                  July 1, 1998                        1,500/12,000
                  October 1, 1998                     1,500/13,500
                  January 1, 1999                     1,500/15,000
                  April 1, 1999                       1,500/16,500
                  July 1, 1999                        1,500/18,000
                  October 1, 1999                     1,500/19,500
                  January 1, 2000                     1,500/21,000
                  April 1, 2000                       1,500/22,500
                  July 1, 2000                        1,500/24,000
                  October 1, 2000                     1,500/25,500
                  January 1, 2001                     1,500/27,000
                  April 1, 2001                       1,500/28,500


                  July 1, 2001                        1,500/30,000

----------

* Subject to stock splits, stock dividends, reverse stock splits, recapitalizations and similar changes, as provided above.

Notwithstanding the foregoing, as of the effective date of any Sale Event, one half of each quarterly tranche of the Shares listed above, i.e., 750 Shares per tranche (subject to adjustment as provided in (*) above), which is then unvested shall vest and be deemed Vested Shares.

            "Sale Event" shall mean any of the following transactions: (a) the dissolution or liquidation of the Company; (b) the sale of all or substantially all of the assets of the Company and its Subsidiaries to another person or entity; (c) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction; (d) the sale of all of the outstanding stock of the Company to an unrelated person or entity; or (e) any other transaction where the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction.

            "Shares" shall mean the number of shares of Common Stock being purchased by the Grantee on the date hereof and any additional shares of Common Stock or other securities received as a dividend on, or otherwise on account of, the Shares, as contemplated by the first paragraph of this Agreement.

            "Subsidiary" shall mean any corporation or partnership of which stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests is owned directly or indirectly by the Company.

            "Termination Event" shall mean the termination of the Grantee's employment with the Company and its subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement or discharge or resignation for any reason, whether voluntary or involuntary.

            "Vested Shares" shall mean all Shares which are not Restricted
Shares.

      Section 2. Purchase and Sale of Shares; Investment Representations.

      2.1. Purchase and Sale. On the date hereof, the Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth above for the purchase price per share set forth above.

      2.2. Investment Representations. In connection with the purchase and sale of the Shares contemplated by Section 2.1 above, the Grantee hereby represents and warrants to the Company as follows:

            (a) The Grantee is purchasing the Shares for his own account for investment only, and not for resale or with a view to the distribution thereof.

            (b) The Grantee has had such an opportunity as he has deemed adequate to obtain from the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company and has consulted with his own advisers with respect to his investment in the Company.

            (c) The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

            (d) The Grantee is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act.

            (e) The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

            (f) The Grantee understands that the Shares are not registered under the Act (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or "blue sky" laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or "blue sky" laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing.

      Section 3. Repurchase of Shares.

      3.1 Repurchase. The purchase and sale arrangements contemplated by this
Section 3 are referred to herein as the "Repurchase."

      3.2. Repurchase of Restricted Shares. Upon the occurrence of a Termination Event or the Bankruptcy of the Grantee, the Company or its assigns shall have the right to repurchase all or any portion of the Restricted Shares held by the Grantee or any Permitted Transferee as of the date of such Termination Event or Bankruptcy at the per share purchase price specified in the introduction to this Agreement, subject to adjustment as provided above. In addition, upon the Bankruptcy of any of the Grantee's Permitted Transferees, the Company or its assigns shall have the right to repurchase all or any portion of the Restricted Shares held by such Permitted Transferee as of the date of such Bankruptcy at a price equal to the per share purchase price set forth above, also subject to such adjustment.

      3.3. Repurchase of Vested Shares. Upon the occurrence of a Termination Event or the Bankruptcy of the Grantee prior to an Initial Public Offering, the Company or its assigns shall have the right and option to repurchase all or any portion of the Vested Shares held by the Grantee or any Permitted Transferee as of the date of such Termination Event or Bankruptcy at a price equal to the fair market value per share as determined by an appraiser, investment banker or other entity reasonably acceptable to both the Company and the Grantee, or the per share purchase price specified above, subject to adjustment, if greater. In addition, upon the Bankruptcy of any of the Grantee's Permitted Transferees prior to an Initial Public Offering, the Company or its assigns shall have the right and option to repurchase all or any portion of the Vested Shares held by such Permitted Transferee as of the date of such Bankruptcy at a price equal to the fair market value per share, determined as set forth above, or the per share purchase price specified above, subject to adjustment, if greater.

      3.4. Closing Procedure. The Company or its assigns shall effect the Repurchase by delivering or mailing to the Grantee (and/or, if applicable, his Permitted Transferees) written notice within six (6) months after the Termination Event or Bankruptcy, specifying a date within such six-month period in which the Repurchase shall be effected. Upon such notification, the Grantee and his Permitted Transferees shall promptly surrender to the Company any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company's assignee or assignees (as contemplated by Section 6, if applicable). Upon the Company's or its assignee's receipt of the certificates from the Grantee or his Permitted Transferees, the Company or its assignee or assignees shall deliver to him, her or them a check for the purchase price of the Shares being purchased; provided, however, that the Company may pay the purchase price for such Shares by offsetting and cancelling any indebtedness then owed by the Grantee to the Company. At such time, the Grantee and/or any holder of the Shares shall deliver to the Company the certificate or certificates representing the Shares so repurchased, duly endorsed for transfer, free and clear of any liens or encumbrances. The Repurchase obligation specified in Section 3.2 shall survive and remain in effect as to Restricted Shares following and notwithstanding any public offering by or Sale Event involving the Company and certificates representing such Restricted Shares shall bear legends to such effect, but the Repurchase shall no longer be applicable with respect to Vested Shares from and after the closing date of an Initial Public Offering.

      3.5 Sale Events. Upon the occurrence of a Sale Event in which the Company's assets or stock is acquired for consideration other than stock, the Company shall have the right, exercisable as of the closing of such Sale Event or within 30 days thereafter, to acquire all Restricted Shares held by the Grantee and any Permitted Transferees as of the effective date of such Sale Event at the per share purchase price specified in the introduction to this Agreement, subject to adjustment as provided above. In the event of a Sale Event involving an exchange of stock of the Company for stock of another company, the provisions of this Agreement, including the Repurchase and the vesting schedule set forth above, shall remain applicable to the Shares held by the Grantee. The Company shall have the right, exercisable in its discretion in connection with any Sale Event or otherwise, not to acquire some or all of the

Restricted Shares and/or to accelerate vesting with respect to some or all of the Restricted Shares.

      3.6. Remedy. Without limitation of any other provision of this Agreement or other rights, in the event that the Grantee, his or her Permitted Transferees or any other person or entity is required to sell his or her Shares pursuant to the provisions of this Section 3 and in the further event that he or she refuses or for any reason fails to deliver to the designated purchaser of such Shares the certificate or certificates evidencing such Shares together with a related stock power, such designated purchaser may deposit the purchase price for such Shares with any bank doing business within fifty (50) miles of the Company's principal office, or with the Company's independent public accounting firm, as agent or trustee, or in escrow, for the Grantee, his or her Permitted Transferees or other person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by the Grantee as provided above. Upon any such deposit and/or offset by the designated purchaser of such amount and upon notice to the person or entity who was required to sell the Shares to be sold pursuant to the provisions of this
Section 3, such Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

      Section 4. Restrictions on Transfer of Shares. (a) None of the Shares now owned or hereafter acquired shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the Act), and such disposition is in accordance with the terms and conditions of this Section 4. In connection with any transfer of Shares, the Company may require the transferor to provide at his or her own expense an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act). Any attempted disposition of Shares not in accordance with the terms and conditions of this Section 4 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Shares. Subject to the foregoing general provisions, Shares may be transferred pursuant to the following specific terms and conditions:

            (b) Prior to an Initial Public Offering, the Grantee may sell, assign, transfer or give away any or all of the Shares to Permitted Transferees or in connection with a Sale Event as contemplated by Section 3.5, and the Shares may be transferred by operation of law upon death to the estate, any legal representatives, executors and administrators of the Grantee or any Permitted Transferee, provided, however, that any such Permitted Transferee shall agree, as a condition to such Transfer, to be subject to the provisions of this Agreement (including without limitation Sections 3, 4 and 9.8) as if the Shares were still held by him or her and shall deliver a written acknowledgment to such effect to the Company, and all Shares shall remain subject to the Repurchase pursuant to Sections 3.2,
3.3 and 3.5 in the hands of any such transferee. Further, in the event (prior to an Initial Public Offering) the Grantee or any Permitted Transferee holds Vested Shares following a Termination Event and such Vested Shares are not purchased by the Company or an assignee pursuant to Section 3.3 within the period contemplated by Section 3.4, then such Vested Shares may be transferred to third parties in bona fide sales for value following compliance with Section 4(d).

            (c) Following an Initial Public Offering, Vested Shares may be transferred freely provided that transfer complies with Section 4(a), but Restricted Shares may be transferred only to Permitted Transferees or by operation of law as and under the conditions contemplated by Section 4(b), provided that such Restricted Shares shall in all events remain subject to the Repurchase.

            (d) In the event following any Termination Event but prior to an Initial Public Offering that the Grantee (or any Permitted Transferee holding Shares subject to this Section 4(d)) desires to sell or otherwise transfer all or any part of any Vested Shares which the Company and its assignees have not purchased pursuant to Section 3.3, the Grantee or such Permitted Transferee first shall give written notice to the Company of his intention to make such transfer. Such notice shall state the number of Vested Shares which the Grantee proposes to sell (the "Offered Shares"), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 10 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Grantee within the foregoing 10-day period. If the Company or its assigns elect to exercise its purchase rights of this Section 4(d), the closing for such purchase shall, in any event, take place within 30 days after the receipt by the Company of the initial notice from the Grantee. In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 30-day period, the transferor may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in his notice. Any Shares purchased by such proposed transferee shall no longer be subject to the terms of this Agreement, and this Section 4(d) shall terminate upon the closing of an Initial Public Offering.

      Section 5. Legend. Any certificate(s) representing the Shares shall carry substantially the following legends:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in a certain Restricted Stock Agreement dated November 14, 1996 between the Company and the holder of this certificate (a copy of which is available at the offices of the Company for examination)."

                  "The shares represented by this certificate have not been
            registered under the Securities Act of 1933 or the securities laws of any state. The shares may not be sold or transferred in the absence of such registration or an exemption from registration."

      Section 6. Escrow. In order to carry out the provisions of Sections 3 and 4 of this Agreement more effectively, the Company shall hold the Shares in escrow together with separate stock powers executed by the Grantee in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Shares, execute a like stock power as to such Shares. The Company shall not dispose of the Shares except as otherwise provided in this Agreement. In the event of any Repurchase, the Company is hereby authorized by the Grantee and each Permitted Transferee, as the Grantee's and each such Permitted Transferee's attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time following an Initial Public Offering as any Shares are no longer Restricted Shares or following compliance with Section 4(d) in the case of Vested Shares, the Company shall, at the written request of the Grantee, deliver to the Grantee (or the relevant Permitted Transferee) a certificate representing such Shares with the balance of the Shares, if any, to be held in escrow pursuant to this Section 6.

      Section 7. Withholding Taxes. The Grantee acknowledges and agrees that the Company or any of its Subsidiaries have the right to deduct from payments of any kind otherwise due to the Grantee, or from the Shares held pursuant to Section 6 hereof, any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Grantee. In furtherance of the foregoing the Grantee agrees to elect, in accordance with
Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, and to pay to the Company all withholding taxes shown as due on his Section 83(b) election form, or otherwise ultimately determined to be due with respect to such election, based on the excess, if any, of the fair market value of such Shares as of the date of the purchase of such Shares by the Grantee over the purchase price for such Shares.

      Section 8. Assignment. At the discretion of the Board of Directors of the Company, the Company shall have the right to assign the right to exercise its obligation and rights with respect to the Repurchase to any person or persons, in whole or in part in any particular instance, upon the same terms and conditions applicable to the exercise thereof by the Company, and such assignee or assignees of the Company shall then take and hold any Shares so acquired subject to such terms as may be specified by the Company in connection with any such assignment.

      Section 9.  Miscellaneous Provisions.

      9.1. Record Owner; Dividends. The Grantee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares. The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

      9.2. Equitable Relief. The parties hereto agree and declare that legal remedies are inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

      9.3. Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

      9.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      9.5. Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

      9.6. Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

      9.7. Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Shares other than the Grantee shall be addressed to the address furnished by such holder to the Company.

      9.8. Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, legal representatives, estates, executors, administrators and heirs; without limitation of the foregoing upon any merger of the Company in which the Company is not the surviving entity, shares of the Company's successor issued in respect of the Shares (subject to the initial paragraph hereof) shall remain subject to vesting and the Repurchase hereunder. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

      9.9. Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.

                                          NATROL, INC.


                                          By:   /s/ Elliott Balbert
                                              --------------------------------
                                              Name: Elliott Balbert
                                              Title:  President

                                          GRANTEE

                                             /s/ Dennis R. Jolicoeur
                                          ------------------------------------
                                          Dennis Jolicoeur
                                          333 South Irving Blvd.
                                          Los Angeles, CA 90020

SPOUSE'S CONSENT
I acknowledge that I have read the
foregoing Restricted Stock Agreement
and understand the contents thereof.

   /s/ Catherine H. Jolicoeur
---------------------------------------